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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 23, 2001 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000, as amended by Form 10-K/A dated June 20, 2001, and to all references to our firm included in or made a part of this Registration Statement.


                                             /s/ Arthur Andersen LLP
                                             -----------------------------------
                                             ARTHUR ANDERSEN LLP


New York, New York
July 25, 2001



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